As filed with the Securities and Exchange Commission on January 31, 2022

Registration No. 333-262059

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Medicine Man Technologies, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	46-5289499 (I.R.S. Employer Identification No.)

4880 Havana Street

Suite 201

Denver, Colorado 80202

(303) 371-0387

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Dye

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80202

(303) 371-0387

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rikard Lundberg, Esq.

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

(303) 223-1100

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 31, 2022

PROSPECTUS

Medicine Man Technologies, INC.

119,347,589 shares of common stock by selling stockholders

This prospectus relates to the resale by the selling stockholders named in this prospectus, and any of their respective pledgees, donees, transferees, or other successors in interest, from time to time of up to 119,347,589 shares of our common stock, par value $0.001 per share. These shares of common stock consist of:

•	51,748,797 shares of common stock (the “Note Shares”) issuable upon the conversion of, or otherwise under the terms of, our 13% Senior Secured Convertible Notes due December 7, 2026 (the “Notes”) that were issued in a private placement on December 7, 2021 (the “Note Issuance”) pursuant to the Securities Purchase Agreement, dated December 3, 2021, by and among us, the Guarantors (as defined therein) and the several purchasers parties thereto (the “Note Purchase Agreement”);
•	49,023,792 shares of common stock (the “Preferred PIPE Shares”) issuable upon the conversion of, or otherwise under the terms of, shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) issued to two investors in a private placement between December 16, 2020 and March 30, 2021 (the “Preferred PIPE Issuance”) pursuant to separate Securities Purchase Agreements, as amended;
•	9,287,500 shares of common stock (the “Dye Cann I Shares”) issued to one investor between June 5, 2019 and May 21, 2020 pursuant to a Securities Purchase Agreement, dated June 5, 2019 and amended on July 15, 2019, May 20, 2020 and December 16, 2020 (as amended, the “Dye Cann I SPA”); and
•	9,287,500 shares of common stock (the “Dye Cann I Warrant Shares”) issuable upon exercise of, or otherwise under the terms of, Warrants to Purchase Common Stock issued to the investor under the Dye Cann I SPA (the “Dye Cann I Warrants”).

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders and their respective pledgees, donees, transferees, or other successors in interest may resell the shares of common stock covered by this prospectus in one or more public or private transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our common stock. Additional information on the selling stockholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so, as described in this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will receive proceeds from payments in cash of the exercise price of the Dye Cann I Warrants. If all of the Dye Cann I Warrants are exercised for cash, we will receive total proceeds, before expenses, of $32,506,250. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders before any resale of such shares pursuant to this prospectus.

Our common stock is quoted on the OTCQX under the symbol “SHWZ.” On January 25, 2022, the last reported sale price of our common stock was $1.50 per share.

Investing in our Securities involves a high degree of risk. You should read the section entitled “Risk Factors” beginning on page 8 of this prospectus and the other information included in and incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______ __, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein, and any of their respective pledgees, donees, transferees, or other successors in interest, may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Reference in this prospectus to the terms “we,” “us,” “our,” “the Company,” “Schwazze” or other similar terms mean Medicine Man Technologies, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, without limitation, statements regarding future events, future financial performance, strategies, expectations, competitive environment and governmental regulation and actions. Forward-looking statements can be identified by words such as “believes,” “plans,” “expects,” “intends,” “anticipates,” “projects,” “forecasts,” “estimates,” “aims,” “seeks,” “targets,” “designed,” priorities,” “goals,” “will,” “would,” “should,” “could,” “may,” “might,” “positioning,” “poised,” “designed,” “goals,” “hypothetical,” “potential,” “likely,” “possible,” “enable,” or the negative of those words and words of similar import as well as statements containing phrases such as “in our view,” “we cannot assure you,” “although no assurance can be given,” or “there is no way to anticipate with certainty.”

Forward-looking statements are neither historical facts nor assurances of future results or performance. Instead, they are based only on the Company’s current beliefs, expectations, assumptions and estimates regarding the future of the Company’s business, future plans and strategies, projections, industry, anticipated events and trends, and the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual outcomes and results and the Company’s financial performance and condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important risks and factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	risks and difficulties frequently experienced by growing companies in rapidly changing industries;

•	the manufacturing (cultivation) and sale of cannabis is illegal under federal law;

•	our dependence on state law to conduct our business;

•	changing regulatory environments and costs associated with compliance;

•	market acceptance of our current and future products and services;

•	our ability to compete with other companies offering similar products and services;

•	our ability to effectively market our products and services and attract new clients/customers;

•	our cannabis grows are subject to risks inherent in the agriculture business;

•	reductions or changes in consumer spending, and consumer acceptance of cannabis products;

•	the amount and timing of operating expenses, particularly sales and marketing expenses, related to the maintenance and expansion of our business, operations and infrastructure;

•	our ability to control costs, including operating expenses;

•	our ability to manage and achieve organic growth and growth fueled by acquisitions;

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•	our inability to successfully identify and consummate future acquisitions or dispositions and realize benefits therefrom, exposure to new or increased risks as a result of acquisitions, and costs associated with failed acquisitions and adverse effects on subsequent attempts to identify and consummate other acquisitions;

•	public perception and acceptance of cannabis-related products and services generally;

•	assertions of infringements of proprietary rights by us and our protection of our proprietary rights;

•	adequacy of our financial resources and our ability to raise additional capital in the future to fund operating requirements, capital expenditures and acquisitions and to meet our debt and contractual obligations;

•	the significant influence our management and principal stockholders have on matters requiring a stockholder vote;

•	fluctuation in and volatility of the market price of our common stock;

•	dilution resulting from issuance of shares of common stock upon conversion or exercise of outstanding derivative securities or issuance of securities in future acquisitions or other transactions; and

•	general economic conditions and events.

Any forward-looking statement in this prospectus, including the documents incorporated herein by reference, is based only on information currently available to the Company and speaks only as of the date made. The Company disclaims any obligation to update any forward-looking statement or to announce publicly the results of any revisions to any forward-looking statement to reflect future events or developments except as required by law.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview of the Company

Medicine Man Technologies, Inc. was incorporated in Nevada on March 20, 2014. On May 1, 2014, the Company entered into a non-exclusive Technology License Agreement with Futurevision, Inc., f/k/a Medicine Man Production Corp., dba Medicine Man Denver (“Medicine Man Denver”), pursuant to which Medicine Man Denver granted the Company a license to use all of the proprietary processes that it had developed, implemented and practiced at its cannabis facilities relating to the commercial growth, cultivation, marketing and distribution of medical and recreational marijuana pursuant to relevant state laws and the right to use and to license such information, including trade secrets, skills and experience (present and future) for 10 years.

In 2017, the Company acquired additional cultivation intellectual property through the acquisition of Success Nutrients™ and Pono Publications, including the rights to the book titled “Three A Light” and its associated cultivation techniques, which have been part of the Company’s products and services offerings since the acquisition. The Company acquired Two J’s LLC d/b/a The Big Tomato in 2018, which operates a retail location in Aurora, Colorado. It has been a leading supplier of hydroponics and indoor gardening supplies in the metro Denver area since May 2001.

The Company was focused on cannabis dispensary and cultivation consulting and providing equipment and nutrients to cannabis cultivators until its first plant touching acquisition in April of 2020. In 2019, due to the changes in Colorado law permitting non-Colorado resident and publicly traded investment into “plant-touching” cannabis companies, the Company made a strategic decision to move toward direct plant-touching operations. The Company developed a plan to roll up a number of direct plant-touching dispensaries, manufacturing facilities, and cannabis cultivations with a target to be one of the largest seed to sale cannabis businesses in Colorado. In April 2020, the Company acquired its first plant-touching business, Mesa Organics Ltd., which consisted of four dispensaries and one manufacturing infused products facility, d/b/a Purplebee’s.

On April 20, 2020, the Company rebranded and since then conducts its business under the trade name Schwazze. The corporate name of the Company continues to be Medicine Man Technologies, Inc. Effective April 21, 2020, the Company commenced trading under the OTC ticker symbol “SHWZ.”

On December 17, 2020, the Company acquired the assets of (i) Starbuds Pueblo LLC, and (ii) Starbuds Alameda LLC under separate Asset Purchase Agreements. On December 18, 2020, the Company acquired the assets of (i) Starbuds Commerce City LLC, (ii) Lucky Ticket LLC, (iii) Starbuds Niwot LLC, and (iv) LM MJC LLC under separate Asset Purchase Agreements. On February 4, 2021, the Company acquired the assets of (i) Colorado Health Consultants LLC, and (ii) Mountain View 44th LLC under separate Asset Purchase Agreements. On March 2, 2021, the Company acquired the assets of (i) Starbuds Aurora LLC, (ii) SB Arapahoe LLC, (iii) Citi-Med LLC, (iv) Starbuds Louisville LLC, and (v) KEW LLC under separate Asset Purchase Agreements. The Company refers to this series of acquisitions as the “Star Buds acquisition.”

From December 2020 through March 2021 the Company completed a private placement of Series A Preferred Stock for aggregate gross proceeds of $52.7 million dollars. In the private placement, the Company issued and sold an aggregate of 52,700 shares of Series A Preferred Stock at a price of $1,000 per share under securities purchase agreements with Dye Capital Cann Holdings II, LLC (“Dye Cann II”) and CRW Capital Cann Holdings, LLC (“CRW”) as well as subscription agreements with unaffiliated investors. Among other terms, each share of Series A Preferred Stock (i) earns an annual dividend of 8% on the “preference amount,” which initially is equal to the $1,000 per-share purchase price and subject to increase, by having such dividends automatically accrete to, and increase, the outstanding preference amount, (ii) is entitled to a liquidation preference under certain circumstances, (iii) is convertible into shares of the Company’s common stock by dividing the preference amount by $1.20 per share under certain circumstances, and (iv) is subject to a redemption right or obligation under certain circumstances.

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On December 16, 2020, the Company issued and sold a Convertible Promissory Note and Security Agreement in the original principal amount of $5,000,000 to Dye Capital & Company, LLC (“Dye Capital”). On February 26, 2021, Dye Capital converted all outstanding amounts under the note into 5,060 shares of Series A Preferred Stock.

On July 21, 2021, the Company acquired the assets of Southern Colorado Growers that are used in, held for use in or related to the seller’s business of growing, distributing and marketing recreational cannabis products, including its licenses, under an Asset Purchase Agreement. The Company also acquired approximately 36 acres of real property with outdoor cultivation capacity located in Huerfano County, Colorado, together with, among other things, all structures and improvements thereon, from BWR L.L.C. under an Agreement of Purchase and Sale.

On August 20, 2021, Double Brow, LLC, a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement with Brow 2, LLC (the “Brow Seller”) and Brian Welsh, pursuant to which Double Brow, LLC will purchase all of the Brow Seller’s assets that are used in, held for use in or related to its indoor cannabis cultivation business of 27,000 square feet in a warehouse located in Denver, Colorado. The aggregate purchase price is expected to be approximately $6.7 million payable in cash, subject to customary adjustments.

On November 15, 2021, the Company and the Company’s wholly-owned subsidiary Emerald Fields Merger Sub, LLC entered into an Agreement and Plan of Merger with MCG, LLC (“Target”), the Target’s owners and Donald Douglas Burkhalter and James Gulbrandsen in their capacity as the Member Representatives under the Agreement and Plan of Merger, pursuant to which Emerald Fields Merger Sub, LLC will merge with and into Target, with Emerald Fields Merger Sub, LLC continuing as the surviving entity, subject to the terms and conditions set forth in the Agreement and Plan of Merger. Target operates two retail marijuana dispensaries located in Manitou Springs, Colorado and Glendale, Colorado. The aggregate purchase price for Target is expected to be approximately $29 million, payable 60% in cash and 40% in shares of the Company’s common stock, subject to customary adjustments.

On November 29, 2021, the Company and the Company’s indirect wholly-owned subsidiaries Nuevo Holding, LLC and Nuevo Elemental Holding, LLC (the “Acquisition Subs”) entered into a Purchase Agreement (the “New Mexico Purchase Agreement”) with Reynold Greenleaf & Associates, LLC (“RGA”), William N. Ford, Elemental Kitchen and Labs, LLC (“Elemental”) and the equity holders of RGA and Elemental, pursuant to which the Acquisition Subs will acquire substantially all of the operating assets of RGA and the equity of Elemental and assume specified liabilities of RGA and Elemental, subject to the terms and conditions set forth in the New Mexico Purchase Agreement. Pursuant to existing laws and regulations in New Mexico, the cannabis licenses for certain facilities managed by RGA are held by two not-for-profit entities: Medzen Services, Inc. and R. Greenleaf Organics, Inc. (the “NFPs”). RGA is engaged in the business of serving as a branding, marketing and consulting company, licensing certain intellectual property related to the business of THC-based products to Elemental and the NFP’s, providing consulting services to Elemental and the NFP’s, and supporting Elemental and the NFPs to promote, support, and develop sales and distribution of products. Elemental and the NFPs are in the business of cultivating, processing and dispensing marijuana in New Mexico and Elemental is engaged in the business of creating and distributing cannabis derived products to licensed cannabis producers. Greenleaf is a licensed medical cannabis provider with 10 dispensaries, four cultivation facilities-three operating and one under development-and one manufacturing facility. The dispensaries are located in Albuquerque, Santa Fe, Roswell, Las Cruces, Grants and Las Vegas, New Mexico. Greenleaf’s approximately 70,000 square feet of cultivation as well as 6,000 square feet of manufacturing are located in Albuquerque. The aggregate purchase price for the acquisition is expected to be approximately $42 million (subject to customary adjustments for working capital, inventory, debt, seller transaction expenses and cash) payable $25 million in cash and $17 million in the form of an unsecured promissory note the principal of which is payable on the three year anniversary of the closing, with interest payable monthly at an annual interest rate of 5%, and a potential “earn-out” payment of up to an additional $4.5 million based on the EBITDA of Greenleaf for calendar year 2021.

On December 3, 2021, the Company and all its direct and indirect subsidiaries (the “Subsidiary Guarantors”) entered into the Note Purchase Agreement with the selling stockholders named in this prospectus pursuant to which the Company agreed to issue and sell to the selling stockholders Notes in an aggregate principal amount of $95,000,000 for an aggregate purchase price of $93,100,000 (reflecting an original issue discount of $1,900,000, or 2%) in a private placement. On December 7, 2021, the Company consummated the private placement and issued and sold the Notes. The Company received net proceeds of approximately $92 million at the closing, after deducting a commission to the placement agent and estimated offering expenses.

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On December 21, 2021, the Company acquired the assets of Smoking Gun, LLC and Smoking Gun Land Company, LLC (“Smoking Gun”). Smoking Gun operates a dispensary located in Glendale, Colorado. Total consideration for the acquisition was $4 million in cash and 100,000 shares of the Company’s common stock at closing.

On January 25, 2022, the Company’s wholly owned subsidiary Double Brow, LLC acquired the assets of BG3 Investments, LLC, dba Drift, and Black Box Licensing, LLC used in or held for use in or related to the operation of the sellers’ business of distributing, marketing and selling recreational cannabis products, including certain intellectual property rights and the leases for two dispensary retail stores located in Boulder, Colorado, under an Asset Purchase Agreement. Total consideration for the acquisition was approximately $1.9 million in cash and 912,666 shares of the Company’s common stock at closing, and the Company may be required to issue up to 154,000 additional shares of the Company’s common stock as consideration, which the Company is holding back as collateral for potential indemnification claims under the applicable Asset Purchase Agreement.

The Company is focused on growing through internal growth, acquisition, and new licenses in the Colorado and New Mexico cannabis markets. The Company is focused on building the premier vertically integrated cannabis company in Colorado and New Mexico. The Company's leadership team has deep expertise in mainstream consumer packaged goods, retail, and product development at Fortune 500 companies as well as in the cannabis sector. The Company has a high-performance culture and a focus on analytical decision making, supported by data. Customer-centric thinking inspires the Company’s strategy and provides the foundation for the Company’s operational playbooks.

As of the date of this prospectus, the Company (i) owns and operates a total of 20 cannabis dispensaries and have announced the planned acquisition of 12 additional cannabis dispensaries, (ii) owns and operates a total of three cultivation facilities and have announced the planned acquisition of four additional cultivation facilities, and (iii) owns and operates one manufacturing plant and has announced the planned acquisition of one additional manufacturing plant.

The Company’s operations are organized into three different segments as follows: (i) retail, consisting of retail locations for sale of cannabis products, (ii) wholesale, consisting of manufacturing, cultivation and sale of wholesale cannabis products, nutrients for cannabis, and hydroponics and indoor gardening supplies, and (iii) other, consisting of all other income and expenses, including those related to licensing and consulting services, facility design services, facility management services, and corporate operations.

The cannabis industry is highly regulated and the Company is subject to extensive regulation under the laws, rules and regulations of the jurisdictions in which it operate.

The Company’s principal executive offices are located at 4880 Havana St. Suite 201, Denver, CO 80239 and the Company’s telephone number is 303-371-0387. The Company’s website address is www.schwazze.com. Information found on the Company’s website or any other website referenced in this prospectus or any document incorporated by reference herein is not incorporated into this prospectus or the registration statement of which this prospectus is a part unless expressly stated herein or therein and does not constitute a part of this prospectus or such registration statement. Website addresses referenced in this prospectus or any document incorporated by reference herein are intended to be inactive textual reference only and not active hyperlinks to the referenced websites. The Company makes available free of charge through its website its SEC filings furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after it electronically file such material with, or furnish it to, the SEC.

For additional information regarding our business, financial condition, results of operations, and other important information regarding our Company, we refer you to our filing with the SEC incorporated by reference in this Prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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The Offering

Common Stock to be Offered by Selling Stockholders

Up to 119,347,589 shares of our common stock, which are comprised of (i) 51,748,797 Notes Shares, (ii) 49,023,792 Preferred PIPE Shares, (iii) 9,287,500 Dye Cann I Shares and (iv) 9,287,500 Dye Cann I Warrant Shares. See “Description of Transactions” and “Selling Stockholders” for additional information

Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. See “Use of Proceeds” for additional information.

Registration Rights

Under the terms of the Note Purchase Agreement, we agreed to file this registration statement with respect to the registration of the resale of the Notes Shares. In addition, the holders of the Preferred PIPE Shares and the holder of the Dye Cann I Shares and the Dye Cann I Warrant Shares have piggy back registration rights under separate Securities Purchase Agreements.

Plan of Distribution

The selling stockholders and their respective pledgees, donees, transferees, or other successors in interest may resell the shares of common stock covered by this prospectus in one or more public or private transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our common stock. See “Plan of Distribution” for additional information.

Market for our Common Stock and Symbol	The OTCQX, symbol “SHWZ.”
Risk Factors	Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus before deciding whether to invest in our common stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider all risk factors set forth below and in the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in Item 1A in our most recent annual report on Form 10-K and in each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities. Please also read carefully the section below entitled “Cautionary Statements Regarding Forward-Looking Statements.”

We are subject to risks related to growing an agricultural product.

Our business involves the growing of cannabis, an agricultural product. Such business is subject to the risks inherent in the agricultural business, such as losses due to infestation by insects or plant diseases and similar agricultural risks. Although some of our growing is expected to be completed indoors, there can be no assurance that natural elements will not have a material adverse effect on our future production.

We rely on key utility services.

Our business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to our growing operations, as well as electricity, water and other local utilities. Our cannabis growing operations consume and will continue to consume considerable energy, which makes us vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may, in the future, adversely impact our business and our ability to operate profitably. Additionally, any significant interruption or negative change in the availability or economics of the supply chain for our key inputs could materially impact our business, financial condition and operating results. If we are unable to secure required supplies and services on satisfactory terms, it could have a materially adverse impact on our business, financial condition and operating results.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

If all of the Dye Cann I Warrants are exercised for cash (assuming no exercise price adjustments), we estimate that the total net proceeds of such exercises, after deducting estimated expenses of filing the registration statement of which this prospectus is a part of approximately $75,000, would be approximately $32,431,250, which we will use for general corporate purposes.

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Description of Transactions

This prospectus relates to the resale by the selling stockholders named in this prospectus, and any of their respective pledgees, donees, transferees, or other successors in interest, from time to time of up to 119,347,589 shares of the Company’s common stock, consisting of (i) 51,748,797 Notes Shares, (ii) 49,023,792 Preferred PIPE Shares, (iii) 9,287,500 Dye Cann I Shares and (iv) 9,287,500 Dye Cann I Warrant Shares. The following is a description of the transactions in which the Notes, the relevant shares of Series A Preferred Stock, the Dye Cann I Shares and the Dye Cann I Warrants were issued.

I. Note Issuance December 7, 2021

Note Purchase Agreement and Private Placement

On December 3, 2021, the Company and the Subsidiary Guarantors entered into the Note Purchase Agreement with 31 accredited investors pursuant to which the Company agreed to issue and sell to the investors Notes in an aggregate principal amount of $95,000,000 for an aggregate purchase price of $93,100,000 (reflecting an original issue discount of $1,900,000, or 2%) in a private placement. On December 7, 2021, the Company consummated the private placement and issued and sold the Notes.

Under the Note Purchase Agreement, the Company is required to file a registration statement on or before January 7, 2021 to register the resale of the shares of the Company’s common stock issuable upon conversion of the Notes, to use reasonable efforts to cause the registration statement to be declared effective by the SEC staff as soon as practical, but in no event later than 90 days after the closing of the sale of the Notes (or, if subject to a review by the SEC staff, 120 days after the closing), and is required to use its best efforts to keep such registration statement continuously effective until the earlier of (i) the date the securities underlying the Notes are sold pursuant to an effective registration statement or (ii) such time when the securities underlying the Notes no longer constitute Registrable Securities (as defined in the Note Purchase Agreement). A failure to satisfy the registration requirement will result in the Notes accruing Additional Interest (as defined and described below).

The Benchmark Company, LLC acted as the placement agent for the transaction. At the closing, the Company paid the placement agent an aggregate cash fee of $1,163,750.00 and reimbursed the placement agent’s reasonable expenses in connection with the engagement. Additionally, the Company has agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) or to contribute to payments the placement agent may be required to make because of those liabilities.

Indenture, Notes and Note Guarantees

You should refer to and read this summary together with the copy of the Indenture, the form of Note and the form of Note Guarantee included as Exhibits 4.43, 4.44 and 4.47, respectively, to the registration statement of which this prospectus is a part.

The Notes were issued pursuant to an Indenture, dated December 7, 2021, among the Company, the Subsidiary Guarantors, Ankura Trust Company, LLC as trustee and Chicago Atlantic Admin, LLC as collateral agent for the Note holders (the “Indenture”). The Notes will mature five years after issuance unless earlier repurchased, redeemed, or converted. The Notes bear interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Notes were subject to an annual interest rate of 9%, with the remainder of the accrued interest payable as an increase to the principal amount of the Notes. The portion of the interest that increases the principal amount of a Note will be evidenced by a separate note substantially identical to the Notes. The proceeds from the Notes are required to be used to fund previously identified acquisitions and other growth initiatives.

The Company must pay Additional Interest (as defined in the Indenture) at a rate of 0.25% per year if (i) during the period from six months after the Issuance Date and ending on the Free Trade Date (both terms as defined in the Indenture), the Company fails to timely make any filings with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, or (ii) the shares of common stock issued upon conversion of any Note are not freely tradeable after the Free Trade Date. Additionally, the Company is required to pay Additional Interest if the Company fails to file or cause to become effective or to continuously maintain an effective registration statement with the SEC covering the resale of the number of Registrable Securities (as defined in the Note Purchase Agreement) required to be covered under the terms of the registration right in the Note Purchase Agreement, which Additional Interest will be payable on the portion of the principal amount of each Note attributable to the number of Registrable Securities required to be covered by the registration statement that are not covered. The Company is required to pay default interest at a rate of 15% per year upon the occurrence of an Event of Default (as defined in the Indenture), which will continue to accrue until the Event of Default has been cured or waived pursuant to the terms of the Indenture.

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A holder of a Note may convert all or any portion of the Note into shares of common stock at any time until the close of business on the business day immediately preceding the maturity date of the Notes, at a conversion price equal to $2.24 per share (the “Conversion Price”). The Conversion Price will be adjusted in the event of any change in the Company’s outstanding common stock by way of stock subdivision, stock combination, issuance of stock or cash dividends, distributions of other securities or assets, and other corporate actions. The number of shares issuable upon conversion of the Notes will be equal to the principal amount of the Note plus accrued interest divided by the conversion price (the “Conversion Rate”).

The Company may, at its option, elect to redeem all, but not less than all, of the Notes for cash, subject to certain conditions, at a repurchase price equal to the principal amount of the Notes plus accrued and unpaid interest thereon on such date, plus the greater of: (i) the sum of the present values or the remaining scheduled interest payments that would have been paid on the Notes from the repurchase date to the third anniversary of the Issuance Date or (ii) the lesser of (a) the sum of the present values of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on the Notes from the redemption date through the one-year anniversary of the redemption date or (y) the sum of the present values of the scheduled interest payments that would have been paid (assuming such payments are made in cash) on the Notes from the redemption date through the maturity date. If the Company elects to redeem the Notes, holders of Note may require the Company to convert their Notes in lieu of receiving cash in the redemption.

On the fourth anniversary of the Issuance Date, the Note holders will have the right, at their option, to require the Company to repurchase some or all of their Notes for cash in an amount equal to the principal amount of the Notes being repurchased plus accrued and unpaid interest up to the date of repurchase.

On or after the second anniversary of the Issuance Date, the Company may, at its option, convert up to 12.5% of the outstanding Notes each quarter, if (i) the last reported sale price of our common stock exceeds 150% of the applicable Conversion Price, (ii) either (a) the common stock is listed on a Permitted Exchange (as defined in the Indenture) or (b) the Company’s daily volume weighted average price for the common stock exceeds $2,500,000, in each case for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date of conversion for the Conversion Price plus accrued and unpaid interest, and (iii) there is an effective registration statement covering the resale by the holders of the Notes of all common stock to be received in such conversion. The Company will be required to pay a Make-Whole Premium (as defined in the Indenture), payable in cash or common stock, to the Note holders if the Notes are voluntarily converted before the third anniversary of the Issuance Date and the Company’s daily volume weighted average price for the common stock does not exceed 175% of the Conversion Rate during the five consecutive trading days immediately preceding the date of conversion.

For so long as the Company’s common stock is registered under the Exchange Act, a beneficial owner of the Notes is not entitled to receive shares of common stock upon conversion of any Notes during any period of time in which the aggregate number of shares of common stock that may be acquired by such beneficial owner upon conversion of Notes will, when added to the aggregate number of shares of common stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of common stock with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 4.9%. The foregoing limitation does not apply (a) with respect to a beneficial owner of the Notes if such beneficial owner is subject to beneficial ownership reporting under Section 13(d) or Section 13(g) of the Exchange Act without regard to the aggregate number of shares of common stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation, or (b) in connection with an issuance of shares of common stock by the Company pursuant to, or upon a conversion in connection with, a Make-Whole Adjustment Event (as defined in the Indenture) (unless, with respect to clause (b), a beneficial owner of a Note provides written notice to the Company that the exception in clause (b) will not be available to such beneficial owner).

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Upon the occurrence of a Change of Control (as defined in the Indenture), subject to certain conditions, a Note holder may require the Company to repurchase for cash all or any portion of the Note at a repurchase price equal to the principal amount of the Note to be repurchased, plus accrued and unpaid interest thereon, plus the lesser of: (i) the present value of one year of additional interest on such Note, commencing on the date the repurchase price is payable, and (ii) the sum of the present values or the remaining scheduled interest payments that would have been paid on such Note from the repurchase date to the maturity date. The Company is not permitted to consolidate, merger with, sell or transfer substantially all of its assets to any other person unless the Company is the surviving corporation or the surviving corporation expressly assumes the obligations under the Indenture by executing a Supplemental Indenture.

Pursuant to the Indenture, commencing on the first anniversary of the Issuance Date, the Company is required to maintain a Consolidated Fixed Charge Coverage Ratio of no less than 1.30 to 1.00 as of the last day of each quarter. Additionally, the Company and the Subsidiary Guarantors are required to have at least $10,000,000 in cash (in the aggregate) on the last day of each calendar quarter in deposit accounts in which the collateral agent for the Note holders has a perfected security interest.

The Indenture includes customary affirmative and negative covenants, including limitations on liens, additional indebtedness, repurchases and redemptions of any equity interest in the Company or any Subsidiary Guarantor, certain investments, and dividends and other restricted payments, and customary events of default.

Under the Indenture, the Company and the Subsidiary Guarantors are restricted from making certain payments, including but not limited to (i) payment of dividends, (ii) repurchase, redemption, retirement, or other acquisition of any equity interest, option, or warrant of the Company or any Subsidiary Guarantor, and (iii) payment to any equity holder of the Company or a Subsidiary Guarantor for services provided pursuant to management, consulting, or other service agreement (the “Restricted Payments”) but the Company may declare and pay dividends if payable solely in its own equity, or, in the case of the Subsidiary Guarantors, amounts payable to such subsidiaries with respect to its applicable equity ownership. Provided the Company is not in default under the terms of the Indenture, the Company may make Restricted Payments not otherwise permitted thereunder (i) in an amount not to exceed $500,000 until discharge of the Indenture, or (ii) after the third anniversary of the Issuance Date, so long as the Company’s Consolidated Leverage Ratio (as defined in the Indenture) is between 1.00 and 2.25 for the applicable reference period at the time of the Restricted Payment after giving pro forma effect thereto.

The Indenture contains restrictions and limitations on the Company’s ability to incur additional debt and grant liens on its assets. The Company and the Subsidiary Guarantors are not permitted to incur additional debt or issue Disqualified Equity Interests (as defined in the Indenture) unless the Company’s Consolidated Leverage Ratio is between 1.00 and 2.25 after giving pro forma effect thereto. In addition, the Company is not permitted to grant a senior lien on its assets (excluding acquisition target assets that are identified in the Indenture) to secure indebtedness unless and until (a) at least $80,000,000 of the net proceeds from the Notes (plus the proceeds of certain sale-leaseback transactions) have been used to consummate Permitted Acquisitions (as defined in the Indenture) before the granting of any such lien, and (b) the Consolidated Leverage Ratio for the applicable reference period, calculated on a pro forma basis giving effect to such acquisition and all related transactions, is less than 1.40 to 1.00. The Indenture provides that the Company and the Subsidiary Guarantors may incur debt under certain circumstances, including but not limited to, (i) debt incurred related to certain acquisitions and dispositions, including capital lease obligations and sale-leaseback transactions not to exceed $5,500,000 (plus up to an additional $2,200,000 in connection with certain transactions identified before the Issuance Date) in the aggregate at any time, (ii) certain transactions in the ordinary course of business, and (iii) any other unsecured debt not to exceed $1,000,000 at any time.

The amounts due on all of the outstanding Notes will accelerate and become immediately due and payable if the Company or any Subsidiary Guarantor goes into bankruptcy. The Notes are also accelerable at the option of the trustee or at least 25% of the Note holders if any Event of Default occurs and remains uncured, which can be rescinded by the holders of a majority of the aggregate principal of the Notes then outstanding.

At the closing, each of the Subsidiary Guarantors executed a Note Guarantee, securing the Company’s obligations under the Notes and the Indenture.

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Liens and Security Agreement

The Notes are secured by a first lien on the unencumbered assets and a second lien on the encumbered assets of the Company and its subsidiaries. In connection with the closing of the Notes Issuance, the Company and the Subsidiary Guarantors entered into a Security Agreement in favor of Chicago Atlantic Admin, LLC as the collateral agent for the Note holders (the “Security Agreement”), pursuant to which the Company and the Subsidiary Guarantors granted, in favor of the collateral agent, subject to some exceptions (i) a first priority security interest in all unencumbered assets of the Company and the Subsidiary Guarantors at the time of closing, (ii) a first priority security interest in all assets of the Company and the Subsidiary Guarantors acquired following the closing, and (iii) a second priority security interest in all other assets of the Company and the Subsidiary Guarantors that secure indebtedness existing as of the closing of the Notes Issuance. The Security Agreement includes customary covenants and agreements governing the collateral. You should refer to and read this summary together with the copy of the Security Agreement included as Exhibit 4.45 to the registration statement of which this prospectus is a part.

Intercreditor Agreement

In connection with the closing of the Notes Issuance, the Company and the Subsidiary Guarantors also entered into an Intercreditor Agreement with Chicago Atlantic Admin, LLC as collateral agent for the Note holders, GGG Partners LLC as the collateral agent for the lender under the Loan Agreement, dated February 26, 2021, as amended, Naser Joudeh (as collateral agent for the Star Buds Seller Secured Parties (as defined therein)) and the following secured parties: Colorado Health Consultants LLC, StarBuds Aurora, LLC, SB Arapahoe LLC, StarBuds Commerce City LLC, StarBuds Pueblo LLC, StarBuds Alameda LLC, Citi-Med, LLC, StarBuds Louisville, LLC, Kew LLC, Lucky Ticket LLC, StarBuds Niwot LLC, LM MJC LLC, and Mountain View 44th LLC. The Intercreditor Agreement establishes the relative lien priorities between secured parties with respect to the collateral and includes customary covenants and agreements governing the rights, priority, and remedies of such secured parties. You should refer to and read this summary together with the copy of the Intercreditor Agreement included as Exhibit 4.46 to the registration statement of which this prospectus is a part.

II. PIPE Issuance December 16, 2020 – March 30, 2021

From December 16, 2020 through March 30, 2021, the Company completed a private placement of Series A Preferred Stock for aggregate gross cash proceeds of approximately $52,700,000. In the private placement, the Company issued and sold an aggregate of 52,700 shares of Series A Preferred Stock at a price of $1,000 per share.

The terms of the Series A Preferred Stock are described under the heading “Description of Securities to be Offered and our Capital Stock.”

The Benchmark Company, LLC, DelMorgan Group, LLC and Ello Capital, LLC each acted as placement agent in connection with the private placement and the Company paid The Benchmark Company, LLC an aggregate of $186,500, paid DelMorgan Group, LLC an aggregate of $1,275,000 for their services and paid Ello Capital, LLC an aggregate of $190,000 for their services.

Cann II Securities Purchase Agreement

On November 16, 2020, the Company entered into a Securities Purchase Agreement with Dye Cann II pursuant to which the Company agreed to issue and sell shares of Series A Preferred Stock, as amended by the Amendment, dated December 16, 2020, the Second Amendment, dated February 3, 2021, and the Third Amendment, dated March 30, 2021 (as amended, the “Cann II SPA”). Pursuant to the Cann II SPA, the Company issued and sold to Dye Cann II the following shares of Series A Preferred Stock at a price of $1,000 per share:

•	7,700 shares of Series A Preferred Stock on December 16, 2020;
•	1,450 shares of Series A Preferred Stock on December 18, 2020;
•	1,300 shares of Series A Preferred Stock on December 22, 2020;
•	3,100 shares of Series A Preferred Stock on February 3, 2021;
•	1,300 shares of Series A Preferred Stock on February 25, 2021;
•	2,500 shares of Series A Preferred Stock on March 2, 2021; and
•	4,000 shares of Series A Preferred Stock on March 30, 2021.

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Also on December 16, 2021, the Company entered into a letter agreement with Dye Cann II pursuant to which the Company granted Dye Cann II certain board appointment rights, as further described therein.

Justin Dye, the Company’s Chief Executive Officer, one of the Company’s directors and the largest beneficial owner of the Company’s common stock, controls Dye Cann II. Mr. Dye has sole voting and dispositive power over the securities held by Dye Cann II. Mr. Dye, Nirup Krishnamurthy, our Chief Operating Offering and one of our directors, and Jeffrey Garwood, one of our directors, are part-owners of Dye Cann II. Mr. Krishnamurthy and Mr. Garwood do not beneficially own any of the securities held by Dye Cann II.

CRW Securities Purchase Agreement

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “CRW SPA”) with CRW pursuant to which the Company agreed to issue and sell shares of Series A Preferred Stock. Pursuant to the CRW SPA, the Company issued and sold to CRW the following shares of Series A Preferred Stock at a price of $1,000 per share:

•	23,250 shares of Series A Preferred Stock on February 26, 2021; and
•	2,100 shares of Series A Preferred Stock on March 3, 2021.

Also on February 26, 2021, the Company entered into a letter agreement with CRW pursuant to which the Company granted CRW certain board appointment rights, inspection and informational rights and participation rights in future securities offerings, and containing other provisions, as further described therein.

At the time of entering into the CRW SPA, CRW was unaffiliated with the Company. CRW designated Jeffrey A. Cozad as a director and on March 14, 2021, the Company’s board of directors appointed Mr. Cozad as a director. Mr. Cozad is a manager of CRW Capital, LLC, which is the sole manager of CRW and owns a carried interest in CRW, and he shares voting and disposition power of the shares of Series A Preferred Stock held by CRW. Cozad is a part-owner of Dye Cann I (as defined below). Mr. Cozad does not beneficially own any of the securities held by Dye Cann I.

Lockup and Leak-Out

Each of the purchasers of shares of Series A Preferred Stock described above agreed to lock-up and leak-out covenants. Each is prohibited from selling any shares of common stock issuable upon conversion of their shares of Series A Preferred Stock on or before the first anniversary of issuance. Thereafter, each is prohibited from selling more than (i) up to 25% of the shares of common stock issuable upon conversion of their shares of Series A Preferred Stock during the 6-month period following the first anniversary of issuance, and (ii) up to 50% of the shares of common stock issuable upon conversion of their shares of Series A Preferred Stock during the 6-month period following the 18 month anniversary of the issuance (together with any shares of common stock sold under clause (i)).

Registration Rights

The Company granted Dye Cann II and CRW certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of their shares of Series A Preferred Stock. The Company is registering the resale of the shares of common stock issuable upon conversion of their shares of Series A Preferred Stock pursuant to such registration rights.

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III. Private Placement of Dye Cann I Shares and Dye Cann I Warrants June 5, 2019 – May 21, 2020

From June 5, 2019 through May 21, 2020, the Company completed a private placement of shares of common stock and warrants to purchase shares of common stock for aggregate gross cash proceeds of approximately $18,575,000. In the private placement, the Company issued and sold an aggregate of 9,287,000 shares of common stock at a price of $2.00 per share and warrants to purchase an aggregate of 9,287,000 additional shares of common stock at an exercise price of $3.50 per share.

Cann I Securities Purchase Agreement

On June 5, 2019, the Company entered into the Dye Cann I SPA with Dye Capital Cann Holdings, LLC (“Dye Cann I”) pursuant to which the Company agreed to issue and sell shares of the Company’s common stock and warrants to purchase 100% of the number of shares of common stock sold pursuant to the Dye Cann I SPA. Pursuant to the Dye Cann I SPA, the Company issued and sold to Dye Cann I the following shares of common stock at a price of $2.00 per share and warrants to purchase common stock:

•	1,500,000 shares of common stock and warrants to purchase 1,500,000 additional shares of common stock at an exercise price of $3.50 per share on June 5, 2019, for gross proceeds of $3,000,000;
•	3,500,000 shares of common stock and warrants to purchase 3,500,000 additional shares of common stock at an exercise price of $3.50 per share on July 16, 2019, for gross proceeds of $7,000,000;
•	3,000,000 shares of common stock and warrants to purchase 3,000,000 additional shares of common stock at an exercise price of $3.50 per share on September 17, 2019, for gross proceeds of $6,000,000;
•	1,100,000 shares of common stock and warrants to purchase 1,100,000 additional shares of common stock at an exercise price of $3.50 per share on September 30, 2019, for gross proceeds of $2,200,000; and
•	187,500 shares of common stock and warrants to purchase 187,500 additional shares of common stock at an exercise price of $3.50 per share on May 21, 2020, for gross proceeds of $375,000.

Justin Dye, the Company’s Chief Executive Officer, one of the Company’s directors and the largest beneficial owner of the Company’s common stock, controls Dye Cann I. Mr. Dye has sole voting and dispositive power over the securities held by Dye Cann I. Mr. Dye, Nirup Krishnamurthy, our Chief Operating Offering and one of our directors, and Jeffrey Garwood, one of our directors, are part-owners of Dye Cann I. Mr. Krishnamurthy and Mr. Garwood do not beneficially own any of the securities held by Dye Cann I.

Registration Rights

The Company granted Dye Cann I certain demand and piggyback registration rights with respect to the shares of common stock issued pursuant to the Dye Cann I SPA and the shares of common stock issuable upon exercise of the Dye Cann I Warrants. The Company is registering the resale of such shares of common stock pursuant to such registration rights.

Terms of the Dye Cann I Warrants

The following describes the material rights of the Dye Cann I Warrants. You should refer to and read this summary together with the form of Dye Cann I Warrants included as Exhibit 4.48 to the registration statement of which this prospectus is a part.

The Dye Cann I Warrants are exercisable into shares of our common stock at a price of $3.50 per share at any time by delivery of an exercise notice to the Company. Each Dye Cann I Warrants expires three years after issuance.

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With the prior written consent of the “required holders” (as defined in the Dye Cann I Warrants), the Company may reduce the exercise price of the Dye Cann I Warrants. The exercise price and number of shares of common stock issuable under the Dye Cann I Warrants are subject to adjustment if the Company subdivides or combines its entire class of common stock.

If the Company declares or makes any dividend or distribution of Company assets (or right to acquire such assets) to holders of its common stock, holders of the Dye Cann I Warrants are entitled to receive dividends and distributions in the same amount and kind as if such holders had held the number of shares of common stock acquirable upon exercise of the Dye Cann I Warrants.

If the Company grants, issues or sells any options, convertible securities, or rights to purchase Company securities pro rata to the record holders of any class of the Company’s common stock, the holders of the Dye Cann I Warrants are entitled to acquire such securities or rights that the holders could have acquired if the holders had held the number of shares of common stock acquirable upon exercise of the Dye Cann I Warrants.

The Dye Cann I Warrants prohibit the Company from entering into transactions constituting a “fundamental transaction” (as defined in the Dye Cann I Warrants) unless the successor entity assumes all of the Company’s obligations under the Dye Cann I Warrants in a written agreement approved by the “required holders” (as defined in the Dye Cann I Warrants). The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all of its assets, certain tender offers and other transactions that result in a change of control.

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SELLING STOCKHOLDERS

The shares of our common stock being offered by the selling stockholders consist of the following shares of common stock: (i) 51,748,797 Notes Shares, (ii) 49,023,792 Preferred PIPE Shares, (iii) 9,287,500 Dye Cann I Shares and (iv) 9,287,500 Dye Cann I Warrant Shares.

For additional information regarding the Notes and the Notes Shares, the shares of Series A Preferred Stock and the Preferred PIPE Shares, the Dye Cann I Shares, and the Dye Cann I Warrants and the Dye Cann I Warrant Shares, see “Description of Transactions” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer. Except for the ownership of Notes, shares of Series A Preferred Stock, the Dye Cann I Shares and the Dye Cann I Warrants or as described in the table below or under “Description of Transactions” above, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of our common stock held by each of the selling stockholders.

All of the Notes are currently convertible. As further described under “Description of Transactions” above, under the terms of the Indenture, a selling stockholder may not convert the Notes to the extent such selling stockholder and any person subject to aggregation of common stock with such selling stockholder under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder would beneficially own a number of shares of our common stock which would exceed 4.9% of our outstanding common stock, subject to exception, for example, with respect to beneficial owners of our securities that are reporting persons under Section 13(d) or Section 13(g) of the Exchange Act without regard to their beneficial ownership of Notes. The second column in the table below reflect this limitation, unless otherwise noted in the table.

In calculating the Notes Shares for each selling stockholder, (i) for purposes of the second column, we have assumed that the Notes remain outstanding for 60 days after January 25, 2022, that the Company has not paid any accrued interest on the Notes at the time of conversion, that the Company will not owe any Additional Interest, default interest or other amount under the Notes, and that the conversion price remains $2.24 per share during this time period, and (ii) for purposes of the third column, we have assumed that the Notes remain outstanding during their full five year term, that the Company pays the 9% cash portion of the interest in full when due and upon maturity, that the 4% PIK portion of the interest increases the principal amount of the Notes when due, that the Company will not owe any Additional Interest, default interest or other amount under the Notes, and that the conversion price remains $2.24 per share during this time period.

All of the shares of Series A Preferred Stock are currently convertible. Each of the selling stockholders who hold shares of Series A Preferred Stock have agreed to lockup and leak-out covenants as described under “Description of Transactions,” above. The table below does not reflect the limitations imposed by such lockup and leak-out covenants.

In calculating the shares of common stock issuable upon conversion of shares of Series A Preferred Stock, (i) for purposes of the second column, we have assumed that the shares of Series A Preferred Stock remain outstanding for 60 days after January 25, 2022, that the 8% per year dividend accretes and increases the preference amount of the Series A Preferred Stock during this time period, and that the conversion price remains $1.20 per share during this time period, and (ii) for purposes of the third column, we have assumed that the shares of Series A Preferred Stock remain outstanding until December 16, 2023, and that the 8% per year dividend accretes and increases the preference amount of the Series A Preferred Stock during this time, and that the conversion price remains $1.20 per share during this time period.

The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective beneficial ownership of shares of common stock as of January 25, 2022, assuming conversion of Notes or shares of Series A Preferred Stock, and exercise of Dye Cann I Warrants, as applicable, held by each such selling stockholder within 60 days after such date but taking into account the 4.9% limitation on conversion applicable to the Notes, unless otherwise noted in the table below.

The third column lists the shares of our common stock being offered by this prospectus by the selling stockholders and does not take in account the 4.9% limitation on conversion applicable to the Notes.

The fourth and fifth columns assume the sale of all of the shares of our common stock offered by the selling stockholders pursuant to this prospectus. The percentages in the fifth column reflect the shares of common stock beneficially owned by the selling stockholder as a percentage of the total number of shares of common stock outstanding as of January 25, 2022 assuming issuance of the shares of our common stock offered by the selling stockholders pursuant to this prospectus after conversion of the Notes and shares of Series A Preferred Stock and exercise of the Dye Cann I Warrants. As of January 25, 2022, there were 45,879,936 shares of our common stock outstanding, before giving effect to the conversion of the Notes and such shares of Series A Preferred Stock and exercise of the Dye Cann I Warrants.

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Each of the following selling stockholders has informed us that it or he is an affiliate of a broker-dealer: FS Global Credit Opportunities Fund, LLC, Harbert Stoneview Fund GP, LLC, Richard Messina and David Lachtman. Each of these selling stockholders has represented to us that it or he purchased its or his securities to be resold in the ordinary course of business and that it or he had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their purchase.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Before Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering (to the extent greater than 1%)
1010 Quincy Capital, LLC (2)	116,001	136,181	--	--
AP 2014 2, LLC (3)	1,856,002	2,178,897	--	--
AP 2016 1, LLC (4)	1,856,002	2,178,897	--	--
Chicago Atlantic Credit Opportunities, LLC (5)	2,363,950	5,447,242	--	--
Cozad Investments, L.P. (6)	116,001	136,181	--	--
CRW Capital Cann Holdings LLC (7)	23,322,000	26,611,416	--	--
David Lachtman (8)	46,401	54,472	--	--
Douglas Irvine Smith (9)	232,001	272,362	--	--
Dye Capital Cann Holdings II, LLC (10) (11)	19,642,000	22,412,376	--	--
Dye Capital Cann Holdings, LLC (10) (12)	18,575,000	18,575,000	--	--
FS Global Credit Opportunities Fund, LLC (13)	2,363,950	8,170,863	--	--
Guines LLC (14)	2,363,950	6,809,053	--	--
Harbert Stoneview Master Fund, Ltd (15)	2,363,950	2,723,621	--	--
James Lynch (16)	127,601	149,799	--	--
Jeff (or Jeffrey) Garwood (17)	246,936	163,417	107,735	*
LJM Group Investment III, LLC (18)	1,480,001	1,089,448	552,000	*
Majem Holdings, LLC (19)	116,001	136,181	--	--
Matthew S. Darnall Declaration of Trust UAD 12/16/05 (20)	116,001	136,181	--	--
Oze Capital Fund II LP (21)	464,001	544,724	--	--
Pandora Select Partners, LP (22) (9)	324,801	381,307	--	--
Pratap C. Mukharji (23)	156,994	108,945	64,193	*
Redwood Master Fund, LTD (24)	2,363,950	4,916,136	--	--
Richard Messina (25)	464,001	544,724	--	--
Senvest Global (KY), LP (26)	928,001	1,089,448	--	--
Senvest Master Fund, LP (27)	2,363,950	8,170,863	--	--
The Rubin Revocable Trust U/A/D 05/09/2011 (28)	46,401	54,472	--	--
Timothy Schrager and Lauren Schrager (29)	116,001	136,181	--	--
Trahanas Holdings, LLC (30)	116,001	136,181	--	--
Whitebox GT Fund, LP (22) (9)	232,001	272,362	--	--
Whitebox Multi-Strategy Partners, LP (22) (31)	2,363,950	2,941,511	--	--
Whitebox Relative Value Partners, LP (22) (9)	1,577,602	1,852,062	--	--
Wirta Family Trust (32)	591,129	136,181	475,128	*
Zachary Arrick (9)	464,001	544,724	--	--

* Denotes less than 1%.

18

(1) Beneficial ownership is determined as of January 25, 2022 in accordance with the rules of the SEC and generally includes (i) voting or investment control with respect to securities, and (ii) shares of our common stock a selling stockholder has a right to acquire within 60 days after January 25, 2022.

(2) Crane Kenney has voting and disposition control over the securities beneficially owned by 1010 Quincy Capital, LLC. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(3) AP 2014 2A, LLC is the sole member of AP 2014 2, LLC and has voting and investment/disposition control over the securities beneficially owned by AP 2014 2, LLC. Knighthead (NY) Fund, LP (“KHNY”) is the sole member AP 2014 2A, LLC and has voting and investment/disposition control over the securities beneficially owned by AP 2014 2A, LLC. Knighthead (NY) GP, LLC is the general partner of KHNY and has voting and investment/disposition control over the securities beneficially owned by KHNY. Knighthead Capital Management, LLC is the investment manager of KHNY and has investment control over the securities beneficially owned by KHNY. Thomas A. Wagner and Ara. D. Cohen are the members of each of Knighthead (NY) GP, LLC and Knighthead Capital Management, LLC and they share voting and investment/disposition control over the securities beneficially owned by each entity. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(4) AP 2016 1A, LLC is the sole member of AP 2016 1, LLC and has voting and investment/disposition control over the securities beneficially owned by AP 2016 1, LLC. Knighthead Master Fund, LP (“KHMF”) is the sole member of AP 2016 1A, LLC and has voting and investment/disposition control over the securities beneficially owned by AP 2016 1A, LLC. Knighthead GP, LLC is the general partner of KHMF and has voting and investment/disposition control over the securities beneficially owned by KHMF. Knighthead Capital Management, LLC is the investment manager of KHMF and has investment control over the securities beneficially owned by KHMF. Thomas A. Wagner and Ara. D. Cohen are the members of each of Knighthead GP, LLC and Knighthead Capital Management, LLC and they share voting and investment/disposition control over the securities beneficially owned by each entity. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(5) Chicago Atlantic Manager, LLC, the managing member of Chicago Atlantic Credit Opportunities LLC, has voting and disposition control over the securities beneficially owned by Chicago Atlantic Credit Opportunities LLC. Andreas Bodmeier, John Mazarakis and Anthony Cappell each has voting and disposition control over the securities beneficially owned by Chicago Atlantic Manager, LLC. Chicago Atlantic Advisers, LLC is the investment manager of Chicago Atlantic Credit Opportunities, LLC and also has voting and disposition control over the securities beneficially owned by Chicago Atlantic Credit Opportunities LLC. Column 2 consists of shares of our common stock issuable under the Notes (subject to a 4.9% beneficial ownership limitation), which represent 4.9% of our outstanding shares of common stock as of January 25, 2022. Column 2 does not include an estimated 2,276,055 additional shares of our common stock issuable under the Notes because the selling stockholder does not have the right to receive such shares if the selling stockholder, together with certain attribution parties, would beneficially own in excess of 4.9% of the outstanding shares of our common stock. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(6) Jeffrey Cozad has voting and disposition control over the securities beneficially owned by Cozad Investments, L.P. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes. Mr. Cozad is a director of the Company and a part-owner of Dye Cann I and CRW, both of which are significant beneficial owners of our common stock and the latter of which is also a significant owner of our Series A Preferred Stock. Mr. Cozad does not have voting or disposition control over the securities beneficially owned by Cann I. The shares listed in Column 2 and Column 3 do not include shares of common stock beneficially owned by Mr. Cozad in his individual capacity or shares of common stock issuable upon the conversion of shares of Series A Preferred Stock beneficially owned by CRW, over which Mr. Cozad shares voting and disposition control. Mr. Cozad has filed a Schedule 13D with respect to his beneficial ownership of our securities. As such, the 4.9% limitation on conversion applicable to the Notes does not apply to securities beneficially owned by Mr. Cozad.

(7) CRW Capital, LLC is the manager of CRW and has voting and disposition control over the securities beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are the managers of CRW Capital, LLC and share voting and disposition control over the securities beneficially owned by CRW. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of Series A Preferred Stock.

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(8) David Lachtman is a managing director at The Benchmark Company, LLC, which has provided investment banking services to the Company over the last two years. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(9) Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(10) Dye Capital is the manager of each of Dye Cann I and Dye Cann II and has voting and investment control over the securities beneficially owned by Dye Cann I and Dye Cann II. Justin Dye, our Chief Executive Officer and one of our directors, is the general partner of Dye Capital and has voting and investment control over the securities beneficially owned by Dye Capital. Dye Capital disclaims beneficial ownership of the securities beneficially owned by Dye Cann I and Dye Cann II except to the extent of its pecuniary interest therein, if any. Mr. Dye disclaims beneficial ownership of the shares beneficially owned by Dye Capital, Dye Cann I, and Dye Cann II except to the extent of his pecuniary interest therein, if any.

(11) Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of Series A Preferred Stock.

(12) Column 2 and Column 3 consist of (i) 9,287,500 shares of our common stock, and (ii) 9,287,500 shares of our common stock issuable upon exercise of Dye Cann I Warrants.

(13) FS Global Credit Opportunities Fund (“FSGCO”) is an affiliate of FS Investment Solutions, LLC (“FS Investment Solutions”), which is a registered broker-dealer. FS Investment Solutions is a subsidiary of Franklin Square Holdings, L.P. (“FS Investments”), which is the sponsor of FS Global Credit Opportunities Fund. FSGCO is externally managed by FS Global Advisor, LLC (“FS Global Advisor”), a registered investment adviser under the Investment Advisers Act of 1940, and an affiliate of FS Investments. Column 2 consists of shares of our common stock issuable under the Notes (subject to a 4.9% beneficial ownership limitation), which represent 4.9% of our outstanding shares of common stock as of January 25, 2022. Column 2 does not include an estimated 4,596,058 additional shares of our common stock issuable under the Notes because the selling stockholder does not have the right to receive such shares if the selling stockholder, together with certain attribution parties, would beneficially own in excess of 4.9% of the outstanding shares of our common stock. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(14) Richard Barrera, the manager of Guines LLC, has voting and disposition control over the securities beneficially owned by Guines, LLC. Column 2 consists of shares of our common stock issuable under the Notes (subject to a 4.9% beneficial ownership limitation), which represent 4.9% of our outstanding shares of common stock as of January 25, 2022. Column 2 does not include an estimated 3,436,057 additional shares of our common stock issuable under the Notes because the selling stockholder does not have the right to receive such shares if the selling stockholder, together with certain attribution parties, would beneficially own in excess of 4.9% of the outstanding shares of our common stock. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(15) Harbert Stoneview Fund GP, LLC serves as the investment manager of Harbert Stoneview Master Fund, Ltd. and in that capacity has voting and disposition control over the securities beneficially owned by Harbert Stoneview Master Fund, Ltd. Curry Ford exercises this voting and disposition control as the Senior Managing Director and Portfolio Manager of Harbert Stoneview Fund GP, LLC. Harbert Stoneview Fund GP, LLC is ultimately controlled by Harbert Management Corporation. Harbert Fund Advisors, Inc. provides Harbert Stoneview Master Fund, Ltd. with certain operational and administrative services. Harbert Fund Advisors, Inc. is an investment adviser registered with the SEC, and is an indirect wholly-owned subsidiary of Harbert Management Corporation. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(16) James Lynch is a is a part-owner of CRW, which is the largest owner of our Series A Preferred Stock and a significant beneficial owner of our common stock. Mr. Lynch does not have voting or disposition control over the securities beneficially owned by CRW. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(17) Jeff (or Jeffrey) Garwood is a director of the Company and a part-owner of Dye Cann I and Dye Cann II, both of which are significant beneficial owners of our common stock and the latter of which is a significant owner of our Series A Preferred Stock. Mr. Garwood does not have voting or disposition control over the securities beneficially owned by Dye Cann I and Dye Cann II. Column 2 consists of (i) 107,735 shares of our common stock, and (ii) 139,201 shares of our common stock issuable upon conversion of the Notes. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

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(18) LJM Group Investment #1, LLC is the managing member of LJM Group Investment III, LLC and has voting and disposition control over the securities beneficially owned by LJM Group Investment III, LLC. LJM Group LLC is the managing member of LJM Group Investment #1, LLC and has voting and disposition control over the securities beneficially owned by LJM Group Investment #1, LLC. Stephen M. Dowicz is the managing member of LJM Group LLC and has voting and disposition control over the securities beneficially owned by LJM Group LLC. Column 2 consists of (i) 552,000 shares of our common stock issuable upon conversion of shares of Series A Preferred Stock, and (ii) 928,001 shares of our common stock issuable upon conversion of the Notes. Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(19) Michael Miller is the manager of MAJEM Holdings, LLC and has voting and disposition control over the securities beneficially owned by MAJEM Holdings, LLC. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(20) Matthew S. Darnall, in his capacity as trustee of the Matthew S. Darnall Declaration of Trust UAD 12/16/05, has voting and disposition control over the securities beneficially owned by the Matthew S. Darnall Declaration of Trust UAD 12/16/05. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(21) OZE Capital, LLC is the manager of OZE Capital Fund II LP and has voting control and disposition control over the securities beneficially owned by OZE Capital Fund II LP. Michael Miller is the manager of OZE Capital, LLC and has voting and disposition control over the securities beneficially owned by OZE Capital, LLC. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(22) Whitebox General Partner LLC (“WBGP”) is the general partner of each of Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP, Pandora Select Partners, LP and Whitebox GT, Fund, LP (collectively, the “Whitebox Funds”) and has voting and disposition control over the securities beneficially owned by the Whitebox Funds. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Whitebox Funds and has voting and disposition control over the securities beneficially owned by the Whitebox Funds. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any.

(23) Pratap C. Mukharji served as one of our directors between January 2021 and December 2021 and is a part-owner of Dye Cann I and Dye Cann II, both of which are significant beneficial owners of our common stock and the latter of which is a significant owner of our Series A Preferred Stock. Mr. Mukharji does not have voting or disposition control over the securities beneficially owned by Dye Cann I and Dye Cann II. Column 2 consists of (i) 64,193 shares of our common stock, and (ii) 92,801 shares of our common stock issuable upon conversion of the Notes. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(24) Redwood Capital Management, LLC (“RCM”) is the investment manager of Redwood Master Fund Ltd. and has voting and disposition control over the securities beneficially owned by Redwood Master Fund Ltd. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Ruben Kliksberg has voting and disposition control over the securities beneficially owned by RCM. Column 2 consists of shares of our common stock issuable under the Notes (subject to a 4.9% beneficial ownership limitation), which represent 4.9% of our outstanding shares of common stock as of January 25, 2022. Column 2 does not include an estimated 1,823,655 additional shares of our common stock issuable under the Notes because the selling stockholder does not have the right to receive such shares if the selling stockholder, together with certain attribution parties, would beneficially own in excess of 4.9% of the outstanding shares of our common stock. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(25) Richard Messina is the President of The Benchmark Company, LLC, which has provided investment banking services to the Company over the last two years, including in connection with the issuance of the Notes. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(26) Senvest Management, LLC has voting and disposition control over the securities beneficially owned by Senvest Global (KY), LP. Richard Mashaal, Founder and Co-Chief Investment Officer of Senvest Management, LLC has voting and disposition control over the securities beneficially owned by Senvest Global (KY), LP. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

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(27) Senvest Management, LLC has voting and disposition control over the securities beneficially owned by Senvest Master Fund, LP. Richard Mashaal, Founder and Co-Chief Investment Officer of Senvest Management, LLC, and Brian Gonick, Co-Chief Investment Officer of Senvest Management, LLC, have voting and disposition control over the securities beneficially owned by Senvest Master Fund, LP. Column 2 consists of shares of our common stock issuable under the Notes (subject to a 4.9% beneficial ownership limitation), which represent 4.9% of our outstanding shares of common stock as of January 25, 2022. Column 2 does not include an estimated 4,596,058 additional shares of our common stock issuable under the Notes because the selling stockholder does not have the right to receive such shares if the selling stockholder, together with certain attribution parties, would beneficially own in excess of 4.9% of the outstanding shares of our common stock. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(28) Marc Rubin and Hillary Rubin, in their capacity as the trustees of The Rubin Revocable Trust U/A/D 05/09/2011, share voting and disposition control over the securities beneficially owned by The Rubin Revocable Trust U/A/D 05/09/2011. Mr. Rubin is a significant beneficial owner of our Series A Preferred Stock, and, indirectly, our common stock. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes. The foregoing does not include shares of common stock issuable upon the conversion of shares of Series A Preferred Stock beneficially owned by CRW, over which Mr. Rubin shares voting and disposition control. Mr. Rubin has filed a Schedule 13D with respect to his beneficial ownership of our securities. As such, the 4.9% limitation on conversion applicable to the Notes does not apply to securities beneficially owned by Mr. Rubin.

(29) Timothy Schrager and Lauren Schrager are part-owners of CRW, which is the largest owner of our Series A Preferred Stock and a significant beneficial owner of our common stock. Mr. Schrager and Mrs. Schrager do not have voting or disposition control over the securities beneficially owned by CRW. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

(30) Harilaos (Bobby) Trahanas and Elias Trahanas share voting and disposition control over the securities beneficially owned by Trahanas Holdings, LLC. Column 2 and Column 3 consist of shares of our common stock issuable upon conversion of the Notes

(31) Column 2 consists of shares of our common stock issuable under the Notes (subject to a 4.9% beneficial ownership limitation), which represent 4.9% of our outstanding shares of common stock as of January 25, 2022. Column 2 does not include an estimated 141,653 additional shares of our common stock issuable under the Notes because the selling stockholder does not have the right to receive such shares if the selling stockholder, together with certain attribution parties, would beneficially own in excess of 4.9% of the outstanding shares of our common stock. Column 3 consists of shares of our common stock issuable upon conversion of the Notes.

(32) Ray Wirta and Sandra Wirta, in their capacity as the trustees of the Wirta Family Trust, have voting and disposition control over the securities beneficially owned by the Wirta Family Trust. Column 2 consists of (i) 475,128 shares of our common stock, and (ii) 116,001 shares of our common stock issuable upon conversion of the Notes. Column 3 consist of shares of our common stock issuable upon conversion of the Notes.

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PLAN OF DISTRIBUTION

We are registering the Notes Shares, the Preferred PIPE Shares, the Dye Cann I Shares and the Dye Cann I Warrant Shares to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will receive proceeds from payments in cash of the exercise price of the Dye Cann I Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders may offer and resell all or a portion of the shares of common stock offered hereby from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered hereby:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of put or call options or other hedging or derivative transactions, whether listed on an options exchange or otherwise, entered into after the effective date of the registration statement of which this prospectus is a part;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales, including short sales against the box, entered into after the effective date of the registration statement of which this prospectus is a part, including delivering shares of common stock to a lender in satisfaction of all or part of shares of common stock borrowed from such lender in connection with a short sale;
•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares of common stock covered by this prospectus in settlement of short sales involving common stock that were entered into before the date the registration statement of which this prospectus is a part was declared effective by the SEC. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

23

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock, Notes, shares of Series A Preferred Stock or Dye Cann I Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any underwriter, broker-dealer or agent participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such underwriter, broker-dealer or agent may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders and their underwriters, brokers, dealers or agents may be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders also may offer and resell all or a portion of the shares of common stock offered hereby in transactions in reliance upon Rule 144 under the Securities Act or Section 4(a)(1) of the Securities Act, if available, rather than pursuant to this prospectus, provided that such transactions meet the criteria and conform to the requirements of such rule or provision. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

Other than as noted under “Selling Stockholders,” each selling stockholder has informed us that it is not a registered broker-dealer, is not affiliated with a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock offered hereby.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights in the applicable purchase agreements for the Notes Issuance, the Preferred PIPE Issuance, and in the Dye Cann I SPA, estimated to be $75,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Note Purchase Agreement or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Note Purchase Agreement or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates. A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

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DESCRIPTION OF SECURITIES TO BE OFFERED AND OUR CAPITAL STOCK

The following describes the material rights of our capital stock, provisions of our articles of incorporation, as amended, referred to as our “articles of incorporation,” and our amended and restated bylaws, referred to as our “bylaws,” and certain provisions of applicable Nevada law. The following is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of our articles of incorporation, as amended from time to time (including any amendment by way of a certificate of designation relating to any class or series of our preferred stock), our bylaws, as amended from time to time, and applicable provisions of Nevada law. Our articles of incorporation and bylaws are incorporated by reference in this prospectus. Please see the section titled “Where You Can Find More Information.”

Our authorized capital stock consists of:

•	250,000,000 shares of common stock, par value $0.001 per share; and
•	10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Under our articles of incorporation, we have authority to issue 250,000,000 shares of common stock, par value $0.001 per share. As of January 25, 2022, there were 45,879,936 outstanding shares of common stock held by stockholders and 517,044 shares of common stock held in treasury by the Company. In addition, as of January 25, 2022:

•	there were Notes in an aggregate principal amount of $95,000,000 outstanding, which were convertible into an estimated 42,410,715 shares of common stock (based on the initial principal amount and an initial conversion price of $2.24 per share, and not taking into account any additional amount that may be owed under the Notes or the 4.9% conversion limitation applicable to the Notes);
•	there were 82,838 shares of Series A Preferred Stock outstanding, which outstanding shares were convertible into an estimated 74,544,200 shares of our common stock as of such date (based on the preference amount of the Series A Preferred Stock as of December 16, 2021 and an initial conversion price of $1.20 per share);
•	there were up to 4,428 shares of Series A Preferred Stock held in escrow and issuable pursuant to the Asset Purchase Agreements, as amended, for the Star Buds acquisition;
•	there were outstanding warrants to purchase an aggregate of up to 17,018,750 shares of our common stock at exercise prices ranging from $1.20 to $3.50 per share;
•	there were an aggregate of 10,393,250 shares of our common stock subject to outstanding stock options under our 2017 Equity Incentive Plan at a weighted average exercise price of $1.51 per share;
•	7,956,750 additional shares of our common stock were reserved for future issuances under our 2017 Equity Incentive Plan;
•	one of our former officers and directors holds an option to purchase up to 2,000,000 shares of our common stock at $1.49 per share issued outside of our 2017 Equity Incentive Plan;
•	up to approximately 221,400 shares of our common stock are issuable under the Asset Purchase Agreement, dated May 27, 2021, among (i) the Company, (ii) SCG Holding, LLC, (iii) SCG Services, LLC, and (iv) the members of SCG Services, LLC;
•	up to approximately 154,000 shares of our common stock are issuable under the Asset Purchase Agreement, dated June 25, 2021, as subsequently amended, among (i) the Company, (ii) Double Brow, LLC, (iii) BG3 Investments, LLC, (iv) Black Box Licensing, LLC, and (v) Brian Searchinger; and
•	a currently undeterminable number of shares of our common stock are issuable under the Agreement and Plan of Merger, dated November 15, 2021, among (i) the Company, (ii) Emerald Fields Merger Sub, LLC, (iii) MCG, LLC and other parties.

Holders of our common stock are entitled to one vote per share of common stock on all matters submitted to a vote of the Company’s stockholders, including as to the election of directors. Stockholders are prohibited from cumulating their votes in any election of directors of the Company.

25

Holders of our common stock are entitled to receive dividends and other distributions, if any, only if, when and as declared by our board of directors out of funds legally available for that purpose, subject to the rights of holders of any class or series of preferred stock which may then be outstanding (such as our Series A Preferred Stock). We have not declared or paid any cash dividends, or made any other distributions, on our common stock, and we do not anticipate doing so in the foreseeable future. Further, the terms of the Indenture prohibit us form declaring or paying any dividend with respect to our capital stock.

In the event of any liquidation, dissolution, or winding up of the Company, subject to the preferential rights of creditors and the holders of any outstanding shares of preferred stock having such a preference (such as our Series A Preferred Stock), holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.

Shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. However, the Company’s bylaws give the Company a right to redeem capital stock under certain circumstances, as described under heading “Description of Securities to be Offered and our Capital Stock – Redemption of, and Restrictions on Payments to, Unsuitable Stockholders.”

Holders of our common stock have no preemptive, conversion or subscription rights.

The stock transfer agent for our common stock is Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725, telephone number, including area code: (813) 344-4490.

Our common stock is quoted on the OTCQX under the symbol “SHWZ.”

Preferred Stock

The following describes the material rights of our Series A Preferred Stock, provisions of our Certificate of Designation (as defined below). You should refer to, and read this summary together with, the Certificate of Designation included as Exhibits 4.6 and 4.7 to the registration statement of which this prospectus is a part. Our Certificate of Designation is incorporated by reference in this prospectus. Please see the section titled “Where You Can Find More Information.”

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of shares of common stock.

Of our authorized preferred stock, 110,000 shares have been designated as Series A Preferred Stock pursuant to the Certificate of Designation of Series A Cumulative Convertible Preferred Stock filed with the Nevada Secretary of State on December 16, 2020 and amended on March 1, 2021 (the “Certificate of Designation”).

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Dividends. Holders of Series A Preferred Stock are entitled to receive cumulative dividends at the rate of 8% per annum on the “Preference Amount,” which initially is equal to $1,000 per share and subject to increase, payable annually on each anniversary of the date of the first issuance of any shares of Series A Preferred Stock (December 16, 2020) to holders of record on each such payment date, by having such dividends automatically accrete as of each dividend payment date to, and increase, the outstanding Preference Amount.

Liquidate Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Preferred Stock are entitled to be paid out of the Company’s assets available for distributions to its stockholders, before any payment shall be made to the holders of any junior securities, such as the common stock, an amount in cash equal to the Preference Amount (plus the pro rata portion of the next dividend, if any), for each share of Series A Preferred Stock. In connection with a Change of Control Transaction (as defined in the Certificate of Designation), either the Company or holders of Series A Preferred Stock holding no less than a majority of the then-issued and outstanding shares of Series A Preferred Stock may elect to treat such Change of Control Transaction as a liquidation and to receive the cash or the value of the property, rights or securities paid or distributed to holders of Series A Preferred Stock in such Change of Control Transaction. Generally, a Change of Control Transaction means the occurrence of any of: (i) the acquisition by a person or group through a purchase, merger or other acquisition transaction or series or related transactions, in which such transaction or transactions are with the Company or approved by its board of directors, entitling that person or group to exercise more than a majority of the total voting power of all shares of the Company entitled to vote generally in the election of directors (including all securities such person has the right to acquire), (ii) a merger or consolidation involving the Company and, after giving effect to such transaction, the Company’s stockholders immediately before such transaction own less than a majority of the Company’s aggregate voting power the successor entity of such transaction immediately after such transaction, (iii) a sale, lease or transfer of all or substantially all of the Company’s assets and the Company’s stockholders immediately before such transaction own less than a majority of the aggregate voting power of the acquiring entity immediately after such transaction, or (iv) the common stock ceases to be listed on a Trading Market (as defined in the Certificate of Designation).

Redemption Rights. Each share of Series A Preferred Stock will be redeemable at the option of the holder thereof (i) for 90 days after the occurrence of a Listing Event, (ii) at any time after the fifth anniversary of the date of the first issuance of any shares of Series A Preferred Stock, (iii) on the date of the consummation of a Change of Control Transaction if requested within 14 days after delivery to holders of a notice of an anticipated Change of Control Transaction, or (iv) for five days after the receipt by the holder of a notice of forced conversion by the Company. In each case, a holder of Series A Preferred Stock may elect to have the Company redeem all or any portion of the shares of Series A Preferred Stock held for a redemption price per share equal to the Preference Amount (plus the pro rata portion of the next dividend, if any). The Company has a right to defer such redemption one or more times until no later than the one year anniversary of the redemption date originally requested by the holder, provided that the dividends rate would be increased from 8% to 10% per annum during the first six months of such deferral period and 15% thereafter, if applicable. In addition, the Company may redeem all or any portion of the Series A Preferred Stock within 90 days after the occurrence of a Listing Event.

Cannabis Law Compliance and Unsuitability Redemption. Each holder of Series A Preferred Stock must take all action reasonably required by such holder to comply with applicable state cannabis laws and regulations, including, without limitation, making all requisite filings under such laws and regulations as and when required. The Company has the right but not the obligation to redeem all or any portion of the shares of Series A Preferred Stock held by any holder that is determined to be unsuitable or disqualified to own a direct or indirect interest in the Company by a state governmental authority, including, without limitation, the Colorado Marijuana Enforcement Division. In addition to the foregoing, the Company’s bylaws give the Company a right to redeem capital stock under certain circumstances, as described under heading “Description of Securities to be Offered and our Capital Stock – Redemption of, and Restrictions on Payments to, Unsuitable Stockholders.”

Ranking. With respect to conversion rights, redemption payments and rights upon the Company’s liquidation, dissolution or winding-up or a Change of Control Transaction, the Series A Preferred Stock rank junior to the Company’s indebtedness and any securities the Company issues in the future the terms of which expressly make such securities senior to the Series A Preferred Stock, on a parity with any securities the Company issues in the future the terms of which expressly make such securities on a parity with any or all of the Series A Preferred Stock, but senior to the common stock and any securities the Company issues in the future that are not expressly made on a parity or senior to the Series A Preferred Stock.

Voting Rights. Each holder of Series A Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held would convert into as of the record date for determining stockholders entitled to vote on any matter presented to the Company’s stockholders for their action or consideration at any meeting (or by written consent in lieu of meeting) voting together with the holder of common stock as a single class as if such shares of Series A Preferred Stock were convertible as of such date.

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Anti-Takeover Effects of Nevada Law and Provisions of Our Governing Document

Certain provisions of Nevada law and our articles of incorporation, bylaws and other agreements could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, could have an anti-takeover effect and may delay, defer or prevent a change of control, and could also discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock in our articles of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Classified Board. Our bylaws provide for a “staggered” or “classified” board of directors, whereby the directors of the board of directors are divided into two classes, Class A and Class B, respectively, each class consisting, as nearly as possible, of one-half of the total number of directors constituting the entire board of directors. Directors in each class are elected to approximately two-terms expiring at the election of their respective successors at alternating annual meetings of our stockholders.

Board Appointment Rights. We have granted rights to designated directors as follows:

•	Under the Dye Cann I SPA, until the later of (i) two years from the last closing under the Dye Cann I SPA, or (ii) the date Dye Cann I no longer owns, in the aggregate, at least $10,000,000 of common stock, as measured by a trailing 30 day volume weighted average price of the common stock, or continues to hold at least 8,333,333 shares of common stock, the Company is required to take all actions to ensure that two individuals designated by Dye Cann I shall be appointed to the Company’s board of directors. Currently, Justin Dye and Jeffrey Garwood serve as Dye Cann I’s designees on the board of directors.

•	Under the letter agreement, dated December 16, 2020, between the Company and Dye Cann II, for as long as Dye Cann II owns, in the aggregate, at least $10,000,000 of the Series A Preferred Stock, as measured by a trailing 30 day volume weighted average price of the Company’s common stock, on an as-converted basis, or continues to hold at least 10,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that either one individual if the Company’s board of directors consists of five or fewer members or two individuals if the board of directors consists of more than five members designated by Dye Cann II shall be appointed to the Company’s board of directors. For so long as Dye Cann II is entitled to designate a board member, each committee of the board shall include at least one of the directors designated by Dye Cann II as a member or, if Dye Cann II so elects, as an observer. Currently, Nirup Krishnamurthy serves as Dye Cann II’s designee on the board of directors.

•	Under the letter agreement, dated February 26, 2021, between the Company and CRW, for as long as CRW owns, in the aggregate, at least $15,000,000 of Series A Preferred Stock (calculated on an as-converted basis based on the volume weighted average price of the common stock over a 30-day period) or continues to hold at least 15,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that one individual designated by CRW will be appointed to the Company’s board of directors. For as long as CRW has the right to designate a board member, each committee of the board of directors shall include the CRW designee as a member or, if CRW so elects, as an observer. Currently, Jeffrey A. Cozad serves as CRW’s designee on the board of directors.

•	Under the Omnibus Amendment No. 2 to Asset Purchase Agreements, dated December 17, 2020, among the Company and the sellers party thereto, for as long as the Sellers (as defined in the agreement) and the Members (as defined in the agreement) meet a specified ownership threshold, the Company shall recommend to its board of directors that Brian Ruden and Naser Joudeh jointly be permitted to designate three directors for appointment to the board of directors if the board of directors consists of seven or more members. Currently, Brian Ruden and Salim Wahdan serve as Messrs. Ruden and Joudeh’s designees on the board of directors.

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Removal of Directors. The Nevada Revised Statutes (“NRS”) provide that any director may be removed from our board of directors by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote, provided that whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the articles of incorporation (including the certificate of designation relating to any class or series of preferred stock), removal of any such director requires not less than two-thirds of the votes of only the holders of that class or series, and not the votes of the outstanding shares taken as a whole. These statutory standards for removal of a director are also reflected in our bylaws.

Filling Board Vacancies. Our bylaws provide that unless otherwise provided in our articles of incorporation (including the certificate of designation relating to any class or series of preferred stock), vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Special Meetings of the Stockholders. Our bylaws provide that special meetings of the stockholders may be called by the board of directors, any two directors, or the chair of the board of directors. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

Amendments to Bylaws. Our bylaws provide that bylaws may be adopted, amended, or repealed by the affirmative vote of two-thirds of the shares of each class of capital stock present in person or electronically or represented by proxy at a meeting of stockholders at which a quorum is present and entitled to vote or, except as prohibited by a bylaw adopted by the stockholders, by the board of directors.

No Cumulative Voting. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

In addition, the NRS contains provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada's “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares. Our articles of incorporation and bylaws currently do not include any such provision.

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Nevada's “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation's board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation's original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation and we have not amended our articles of incorporation to so elect.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Redemption of, and Restrictions on Payments to, Unsuitable Stockholders

The Company holds various licenses from the Colorado Marijuana Enforcement Division to operate its cannabis businesses in Colorado. As a result, beneficial owners with a 10% or greater interest are required to make filings with, and to be found suitable to be equity owners of a cannabis business in Colorado, by the Colorado Marijuana Enforcement Division. The bylaws provide that for as long as the Company holds (directly or indirectly) a license for a governmental agency to conduct its business, which license is conditioned upon some or all of the Company’s stockholders possessing certain qualifications, the Company may redeem any and all of the shares of capital stock to the extent necessary to prevent loss of such license or to reinstate such license. Under the bylaws, the Company may redeem shares in this manner for cash, property or rights, on not less than five days’ notice to the holder(s) thereof at a redemption price equal to the average closing price of such shares as reported on the exchange on which shares of the common stock is quoted or traded for the 45 trading days immediately preceding the date of the redemption notice, or if such shares are not so traded or quoted, the Company’s board of directors will deter-mine the redemption price in good faith.

The bylaws further provides that it shall be unlawful for any stockholder who does not meet certain qualifications to (i) receive any dividend, payment, distribution or interest with regard to the shares, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares, and such shares shall not for any purposes be included in the shares of the Company entitled to vote, or (iii) receive any remuneration that may be due to such stockholder, accruing after the date of such notice of determination of unsuitability or disqualification by the Colorado Marijuana Enforcement Division, in any form from the Company for services rendered or otherwise.

Additionally, the Certificate of Designation states that each holder of Series A Preferred Stock must take all action reasonably required by such holder to comply with applicable state cannabis laws and regulations, including, without limitation, making all requisite filings under such laws and regulations as and when required. The Company has the right but not the obligation to redeem all or any portion of the shares of Series A Preferred Stock held by any holder that is determined to be unsuitable or disqualified to own a direct or indirect interest in the Company by a state governmental authority, including, without limitation, the Colorado Marijuana Enforcement Division.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP.

EXPERTS

The consolidated financial statements of Medicine Man Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019, as included in the Annual Report on Form 10-K of Medicine Man Technologies, Inc. for the year ended December 31, 2020, have been incorporated by reference in the registration statement of which this prospectus is a part in reliance upon the report of BF Borgers, CPA P.C., independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of (i) Starbuds Commerce City LLC, for the year ended December 31, 2019, as included in the Current Report on Form 8-K/A filed on March 4, 2021, (ii) Lucky Ticket LLC for the year ended December 31, 2019, as included in the Current Report on Form 8-K/A filed on March 4, 2021, (iii) SB Arapahoe LLC, for the years ended December 31, 2018 and December 31, 2019, as included in the Current Report on Form 8-K/A filed on May 18, 2021, and (iv) KEW LLC, for the year ended December 31, 2019, as included in the Current Report on Form 8-K/A filed on May 18, 2021, have been incorporated by reference in the registration statement of which this prospectus is a part in reliance upon the reports of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

We are required to comply with the reporting requirements of the Exchange Act, and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. Our SEC filings may also be accessed on our website at https://ir.schwazze.com/ under the heading “Investor Relations.”

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and any information that we file with the SEC after the date of the initial registration statement of which this prospects is a part (including before effectiveness of the registration statement) and before the termination of the offering of the securities hereunder will automatically be deemed to update and supersede this information (except for any information superseded by this prospectus or any other information incorporated by reference into this prospectus). Any information contained in reports and other documents (or portions thereof) we file with the SEC that are incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that any information contained in this prospectus or in any reports and other documents (or portions thereof) we subsequently file with the SEC that are incorporated by reference in this prospectus before the termination of the offering of the securities hereunder modifies or supersedes such information. Any information so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021 and our Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on April 30, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021;
•	our Current Reports on Form 8-K filed with the SEC on February 1, 2021, February 9, 2021 (including the Amendment on Form 8-K/A filed on March 4, 2021), March 4, 2021 (except for the information furnished pursuant to Item 7.01 thereof), March 8, 2021 (including the Amendment on Form 8-K/A filed on March 9, 2021 and the Amendment on Form 8-K/A filed on May 18, 2021), March 18, 2021, June 2, 2021 (except for the information furnished pursuant to Item 7.01 thereof), June 21, 2021, July 1, 2021 (except for the information furnished pursuant to Item 7.01 thereof), July 27, 2021, August 3, 2021, August 26, 2021 (except for the information furnished pursuant to Item 7.01 thereof), November 18, 2021 (except for the information furnished pursuant to Item 7.01 thereof), December 3, 2021 (except for the information furnished pursuant to Item 7.01 thereof), December 9, 2021 (except for the information furnished pursuant to Item 7.01 thereof), December 17, 2021, December 29, 2021 (except for the information furnished pursuant to Item 7.01 thereof) and January 31, 2022 (except for the information furnished pursuant to Item 7.01 thereof);
•	our definitive proxy statement on Schedule 14A filed with the SEC on November 4, 2021; and
•	the description of our common stock as set forth in our registration statement on Form 8-A, filed with the SEC on June 3, 2015, pursuant to Section 12(g) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospects is a part (including before effectiveness of the registration statement) and before the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. You may request a copy of this information, at no cost, by writing or telephoning us at the following address or phone number:

Medicine Man Technologies, Inc.

4880 Havana Street

Suite 201

Denver, Colorado 80239

Telephone: (303) 371-0387

Attention: Investor Relations

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Medicine Man Technologies, INC.

119,347,589 Shares of Common Stock

Prospectus

_______ __, 2022

You should rely only on the information contained in or incorporated by reference into this prospectus (as it may be supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume the information contained in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of the prospectus or any sale of our common stock.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Medicine Man Technologies, Inc., a Nevada corporation (the “Company” or the “Registrant”), in connection with the offering described in this registration statement. All amounts are estimates except the registration fee.

SEC Registration Fee	$19,626.69
Legal Fees and Expenses	$50,000.00
Printing and Engraving Fees	$550.00
Miscellaneous	$4,823.31
Total:	$75,000.00

Item 15. Indemnification of Directors and Officers.

The Company is incorporated in Nevada. NRS 78.7502(1) provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or any claim, issue or matter in such action.

II-1

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

The Company’s bylaws include express provisions providing for the indemnification of its directors and officers to the fullest extent permitted under the NRS (except with respect to actions brought by a person covered by such indemnification, which are only subject to indemnification if such action was authorized by the Company’s board of directors), and the mandatory payment by the Company of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. The Company’s bylaws also permit the Company to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company has purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Exhibit No.	Description

2.1	Merger Agreement dated November 23, 2019, by and among Medicine Man Technologies, Inc., PBS Merger Sub, LLC, Mesa Organics Ltd., James Parco, and Pamela Parco (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed November 29, 2019 (Commission File No. 000-55450))
2.2	First Amendment dated April 16, 2020 to Merger Agreement dated November 23, 2019, by and among Medicine Man Technologies, Inc., PBS Merger Sub, LLC, Mesa Organics Ltd., James Parco, and Pamela Parco (Incorporated by reference to Exhibit 2.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed April 24, 2020 (Commission File No. 000-55450))
2.3	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Colorado Health Consultants, LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.4	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and CitiMed, LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.5	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Lucky Ticket LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.6	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Kew LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.7	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB Aurora LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.8	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB Arapahoe LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.9	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB 44th LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.10	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Pueblo LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.8 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.11	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Louisville LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.9 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.12	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Niwot LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.10 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.13	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Alameda LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.11 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.14	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Longmont LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.12 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))

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2.15	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Commerce City LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.13 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
2.16	Omnibus Amendment No. 1 dated September 15, 2020 to Asset Purchase Agreements dated June 5, 2020 (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed September 21, 2020 (Commission File No. 000-55450))
2.17	Omnibus Amendment No. 2 to Asset Purchase Agreement, dated as of December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and each signatory thereto designated as a seller (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 23, 2020 (Commission File No. 000-55450))
2.18	Asset Purchase Agreement, dated May 27, 2021, by and among SCG Holding, LLC, Medicine Man Technologies, Inc., SCG Services, LLC, and John Sakun and Vladimir Sakun (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 2, 2021 (Commission File No. 000-55450))
2.19	Agreement of Purchase and Sale, dated May 27, 2021, by and between SCG Holding, LLC and BWR L.L.C. (Incorporated by reference to Exhibit 2.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 2, 2021 (Commission File No. 000-55450))
2.20	Asset Purchase Agreement, dated June 25, 2021, by and among Double Brow, LLC, Medicine Man Technologies, Inc., BG3 Investments, LLC, Black Box Licensing, LLC, and Brian Searchinger (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed July 1, 2021 (Commission File No. 000-55450))
2.21	Asset Purchase Agreement, dated August 20, 2021, by and among Double Brow, LLC, Brow 2, LLC and Brian Welsh (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed August 26, 2021 (Commission File No. 000-55450))
2.22	Agreement and Plan of Merger, dated November 15, 2021, by and among Medicine Man Technologies, Inc., Emerald Fields Merger Sub, LLC, MCG, LLC, the Members of MCG, LLC, and Donald Douglas Burkhalter and James Gulbrandsen as Member Representatives (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed November 18, 2021 (Commission File No. 000-55450))
2.23	Purchase Agreement, dated November 29, 2021, by and among Medicine Man Technologies, Inc., Nuevo Holding, LLC, Nuevo Elemental Holding, LLC, Reynold Greenleaf & Associated, LLC, William N. Ford, Elemental Kitchen and Labs, LLC and the Equityholders Named Therein (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 3, 2021 (Commission File No. 000-55450))
4.1	Articles of Incorporation of Medicine Man Technologies filed with the Secretary of State of Nevada on March 20, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.2	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on August 25, 2014 (Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on March 19, 2015 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.4	Articles of Exchange filed with the Secretary of State of Nevada on June 7, 2017 (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.5	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on December 13, 2019 (Incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.6	Certificate of Designation of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of Nevada on December 16, 2020 (Incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.7	Certificate of Amendment to Designation of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of Nevada on March 1, 2021 (Incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))
4.8	Complete Articles of Incorporation together with Certificates of Amendment, Articles of Exchange and the Certificate of Designation of Series A Cumulative Convertible Preferred Stock, as amended (Incorporated by reference to Exhibit 3.8 to the Company’s Annual Report on Form 10-K/A filed April 30, 2021 (Commission File No. 000-55450))

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4.9	Amended and Restated Bylaws of Medicine Man Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 11, 2019 (Commission File No. 000-55450))
4.10	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Colorado Health Consultants, LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.11	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and CitiMed, LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.12	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Lucky Ticket LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.13	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Kew LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.14	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB Aurora LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.15	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB Arapahoe LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.16	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and SB 44th LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.17	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Pueblo LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.8 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.18	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Louisville LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.9 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.19	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Niwot LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.10 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.20	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Alameda LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.11 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.21	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Longmont LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.12 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.22	Asset Purchase Agreement entered into by and among Medicine Man Technologies, Inc., SBUD LLC, and Starbuds Commerce City LLC, dated June 5, 2020 (Incorporated by reference to Exhibit 2.13 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 8, 2020 (Commission File No. 000-55450))
4.23	Omnibus Amendment No. 1 dated September 15, 2020, to Asset Purchase Agreements dated June 5, 2020 (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed September 21, 2020 (Commission File No. 000-55450))
4.24	Omnibus Amendment No. 2 to Asset Purchase Agreement, dated as of December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and each signatory thereto designated as a seller (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 23, 2020 (Commission File No. 000-55450))

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4.25	Security Agreement, dated December 17, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Alameda LLC, as secured party (Incorporated by reference to Exhibit 4.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.26	Security Agreement, dated December 17, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Pueblo LLC, as secured party (Incorporated by reference to Exhibit 4.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.27	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and LM MJC LLC, as secured party (Incorporated by reference to Exhibit 4.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.28	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Lucky Ticket LLC, as secured party (Incorporated by reference to Exhibit 4.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.29	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Commerce City, as secured party (Incorporated by reference to Exhibit 4.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.30	Security Agreement, dated December 18, 2020, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Niwot LLC, as secured party (Incorporated by reference to Exhibit 4.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.31	Security Agreement, dated February 4, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Colorado Health Consultants, LLC, as secured party (Incorporated by reference to Exhibit 4.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.32	Security Agreement, dated February 4, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Mountain View 44th LLC, as secured party (Incorporated by reference to Exhibit 4.8 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.33	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Citi-Med LLC, as secured party (Incorporated by reference to Exhibit 4.9 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.34	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and KEW LLC, as secured party (Incorporated by reference to Exhibit 4.10 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.35	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and SB Arapahoe LLC, as secured party (Incorporated by reference to Exhibit 4.11 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.36	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Aurora LLC, as secured party (Incorporated by reference to Exhibit 4.12 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))
4.37	Security Agreement, dated March 2, 2021, among SBUD LLC and Medicine Man Technologies, Inc., as grantors, and Starbuds Louisville LLC, as secured party (Incorporated by reference to Exhibit 4.13 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 29, 2021 (Commission File No. 000-55450))

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4.38	Loan Agreement, dated February 26, 2021, among Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers, SHWZ Altmore, LLC, as lender, and GGG Partners LLC, as collateral agent (Incorporated by reference to Exhibit 10.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.39	Promissory Note, dated February 26, 2021, issued by Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as borrowers, to SHWZ Altmore, LLC, as lender (Incorporated by reference to Exhibit 10.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.40	Security Agreement, dated February 26, 2021, among Mesa Organics Ltd., Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC, as grantors, and GGG Partners LLC, as collateral agent (Incorporated by reference to Exhibit 10.6 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.41	Parent Guaranty, dated February 26, 2021, among Medicine Man Technologies, Inc, as guarantor, and GGG Partners LLC, as collateral agent (Incorporated by reference to Exhibit 10.7 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
4.42	First Amendment to Loan Agreement, dated July 28, 2021, among Mesa Organics Ltd., SHWZ Altmore, LLC and GGG Partners, LLC (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed August 3, 2021 (Commission File No. 000-55450))
4.43	Indenture, dated December 7, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors, Chicago Atlantic Admin, LLC, in its capacity as collateral agent, and Ankura Trust Company, LLC, as Trustee (Incorporated by reference to Exhibit 4.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.44	Form of 13% Senior Secured Convertible Note Due December 7, 2026, issued by Medicine Man Technologies, Inc. to each Investor (Incorporated by reference to Exhibit 4.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.45*	Security Agreement, dated December 7, 2021, entered into by Medicine Man Technologies, Inc. and the Subsidiary Guarantors party thereto, in favor of Chicago Atlantic Admin, LLC, in its capacity as the collateral agent (Incorporated by reference to Exhibit 10.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.46*	Intercreditor Agreement, dated December 7, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors, Chicago Atlantic Amin, LLC, as collateral agent for the Convertible Notes Secured Parties, GGG Partners LLC, as collateral agent for the Credit Agreement Secured Parties, Naser Joudeh, as collateral agent for the StarBuds Seller Secured Parties, Colorado Health Consultants LLC, StarBuds Aurora LLC, SB Arapahoe LLC, StarBuds Commerce City LLC, StarBuds Pueblo LLC, StarBuds Alameda LLC, Citi-Med, LLC, StarBuds Louisville, LLC, Kew LLC, Lucky Ticket LLC, StarBuds Niwot LLC, LM MJC LLC, and Mountain View 44th LLC (Incorporated by reference to Exhibit 10.3 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.47	Note Guarantee, dated December 7, 2021, entered into by each Subsidiary Guarantor (Incorporated by reference to Exhibit 10.4 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
4.48	Form of Warrant to Purchase Common Stock of Medicine Man Technologies, Inc. issued to Dye Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 4.6 to Medicine Man Technologies, Inc.’s Annual Report on Form 10-K filed March 31, 2021 (Commission File No. 000-55450))
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP (previously filed)
10.1	Securities Purchase Agreement, dated June 5, 2019, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 10.1 of Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed June 6, 2019 (Commission File No. 000-55450))
10.2	Amendment to Securities Purchase Agreement, dated July 15, 2019, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 10.1 of Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed July 17, 2019 (Commission File No. 000-55450))
10.3	Amendment to Securities Purchase Agreement, dated May 20, 2020, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 10.1 of Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed May 22, 2020 (Commission File No. 000-55450))

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10.4	Consent, Waiver and Amendment, dated December 16, 2020, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 10.5 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 23, 2020 (Commission File No. 000-55450))
10.5	Securities Purchase Agreement, dated November 16, 2020, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Quarterly Report on Form 10-Q filed November 16, 2020 (Commission File No. 000-55450))
10.6	Amendment to Securities Purchase Agreement, dated December 16, 2020, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC (Incorporated by reference to Exhibit 10.2 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 23, 2020 (Commission File No. 000-55450))
10.7	Letter Agreement, dated December 16, 2020, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC (Incorporated by reference to Exhibit 10.21 to Medicine Man Technologies, Inc.’s Annual Report on Form 10-K filed March 31, 2021 (Commission File No. 000-55450))
10.8	Second Amendment to Securities Purchase Agreement, dated February 3, 2021, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed February 9, 2021 (Commission File No. 000-55450))
10.9	Third Amendment to Securities Purchase Agreement, dated March 30, 2021, between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC (Incorporated by reference to Exhibit 10.25 to Medicine Man Technologies, Inc.’s Annual Report on Form 10-K filed March 31, 2021 (Commission File No. 000-55450))
10.10	Securities Purchase Agreement, dated February 26, 2021, between Medicine Man Technologies, Inc. and CRW Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed March 4, 2021 (Commission File No. 000-55450))
10.11	Letter Agreement, dated February 26, 2021, between Medicine Man Technologies, Inc. and CRW Capital Cann Holdings, LLC (Incorporated by reference to Exhibit 10.3 to Medicine Man Technologies, Inc.’s Quarterly Report on Form 10-Q filed May 13, 2021 (Commission File No. 000-55450))
10.12*	Securities Purchase Agreement, dated December 3, 2021, among Medicine Man Technologies, Inc., the Subsidiary Guarantors and the Investors (Incorporated by reference to Exhibit 10.1 to Medicine Man Technologies, Inc.’s Current Report on Form 8-K filed December 9, 2021 (Commission File No. 000-55450))
23.1**	Consent of BF Borgers, CPA P.C.
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
23.3**	Consent of Crowe LLP
24.1	Power of Attorney (previously filed)

* Certain information has been redacted pursuant to Instruction 5 to Item 1.01 of Form 8-K and Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the SEC upon request.

** Filed herewith.

II-8

Item 17. Undertakings.

(a)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.               To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee ” table in the effective registration statement; and

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado, on January 31, 2022.

Medicine Man Technologies, Inc.

By:	/s/ Justin Dye
Justin Dye
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin Dye	Chief Executive Officer and Director	January 31, 2022
Justin Dye	(Principal Executive Officer and Director)

/s/ Nancy Huber	Chief Financial Officer	January 31, 2022
Nancy Huber	(Principal Financial Officer and Principal Account Officer

/s/ Dan Pabon	General Counsel and Chief Government Affairs Officer	January 31, 2022
Dan Pabon

/s/ Nirup Krisnamurthy	Chief Operating Officer and Director	January 31, 2022
Nirup Krisnamurthy

*	Director	January 31, 2022
Jonathan Berger

*	Director	January 31, 2022
Jeffrey A. Cozad

*	Director	January 31, 2022
Jeff Garwood

*	Director	January 31, 2022
Brian Ruden

*	Director	January 31, 2022
Salim Wahdan

*By: /s/ Dan Pabon

Dan Pabon, Attorney-in-fact

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